Exhibit 99.1

Contacts:	Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FIRST QUARTER CY 2009 FINANCIAL RESULTS

-       First Quarter Net Revenues and EPS Significantly Ahead of Prior Outlook -

- Company Increases CY 2009 Net Revenues and EPS Outlook -

Santa Monica, CA – May 7, 2009 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter 2009.

For the quarter ended March 31, 2009, Activision Blizzard’s GAAP net revenues were $981 million, and its non-GAAP net revenues were $724 million.  The company’s prior GAAP net revenue outlook for the quarter was $860 million.  On a non-GAAP basis, the company’s net revenue outlook was $550 million.

For the quarter ended March 31, 2009, Activision Blizzard’s reported GAAP earnings per diluted share was $0.14, and the company’s non-GAAP earnings per diluted share was $0.08.  The company’s prior GAAP earnings per diluted share outlook was $0.08.  On a non-GAAP basis, the company’s earnings per diluted share outlook was $0.03.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “Our better-than-expected first quarter results were driven by strong global consumer response to the Call of Duty® and Guitar Hero® franchises and Blizzard Entertainment®’s World of Warcraft®, despite challenging economic times. For the quarter, we were the #1 third-party console and handheld publisher in North America and the #1 third-party publisher for the Nintendo Wii™ platform worldwide, according to The NPD Group, Charttrack and Gfk.”

Kotick continued, “During the remainder of the year, we plan to release our strongest video game slate, based on some of the industry’s most profitable franchises.  We are raising our calendar year 2009 financial outlook.  Additionally, we expect to deliver record calendar year non-GAAP operating margins of 25%. Our high-quality franchise portfolio, industry leading operational capabilities and solid balance sheet should enable us to take full advantage of the opportunities afforded by the expanding interactive entertainment market and enable us to deliver continued superior returns to our shareholders.”

Business Highlights

For the quarter ended March 31, 2009 according to The NPD Group, Charttrack and Gfk, Call of Duty and Guitar Hero remained two of the top-five best-selling franchises in the U.S. and Europe.  Additionally, Activision Blizzard had two of the top-five best-selling titles across all platforms in the U.S. and Europe.

Other business highlights are as follows:

•                  Guitar Hero World Tour™ was the #1 best-selling third-party title in the U.S. across all platforms in dollars, according to The NPD Group.

•                  In the U.S. and Europe, Guitar Hero World Tour was the #1 best-selling third-party title in dollars for the Nintendo Wii and the only third-party game to rank as a top-five best seller for the platform, according to The NPD Group, Charttrack and Gfk.

•                  Blizzard Entertainment’s World of Warcraft: Wrath of the Lich King™ remained the #1 PC game in dollars in the U.S. for the quarter, according to The NPD Group.

•                  Activision Blizzard had three of the top-10 best-selling PC titles in dollars in the U.S., according to The NPD Group.

•                  For the quarter, European sales for the Guitar Hero franchise grew 84% year over year, according to Charttrack and Gfk.

•                  As of April 10, 2009, Activision Publishing’s Crash Bandicoot Nitro Kart was the #1 paid “app” for the iPhone of all time, according to Apple®.

•                  On February 24, 2009, Activision Publishing announced an agreement with Corus Entertainment Inc.’s Nelvana Enterprises to develop and distribute video games based on the breakout hit toy and wildly popular action animated television series Bakugan.

•                  As of March 31, 2009, Activision Blizzard had purchased $439 million, or approximately 45 million shares, of common stock at an average price of $9.76, under its $1 billion stock repurchase program.

•                  On April 6, 2009, Activision Publishing acquired 7 Studios whose experience will enable Activision Publishing to broaden its development capabilities in the music—based genre.

•                  On April 16, 2009, Blizzard Entertainment announced that its World of Warcraft will be licensed to an affiliated company of NetEase.com, Inc. in mainland China for a term of 3 years following the expiration of the game’s current license agreement.

During the quarter, Activision Publishing strengthened its senior management team with the appointment of Dan Rosensweig as President and Chief Executive Officer of RedOctane, the business unit which develops the blockbuster Guitar Hero® franchise and soon to be released DJ Hero™.   Mr. Rosensweig brings significant experience to Activision Publishing having served as Chief Operating Officer of Yahoo! from 2002 through 2006, where he oversaw the company’s worldwide operations including its product development, marketing, and advertising sales and the development and introduction of innovative new Internet advertising formats.

Additionally, Activision Blizzard named Thomas Tippl as Chief Corporate Officer in addition to his position as Chief Financial Officer.  Mr. Tippl succeeds Bruce Hack, who has stepped down from the position following the successful business combination of Activision, Inc. and Vivendi Games, Inc..

Company Outlook

For the second quarter of calendar year 2009, Activision Publishing expects to release three games inspired by theatrical motion pictures, X-Men Origins, Transformers™: Revenge of the Fallen and Ice Age™: Dawn of the Dinosaurs, as well as a new third-person action game Prototype™, Guitar Hero: Smash Hits™, a compilation of the most popular songs from previous Guitar Hero games that will now be playable as a full band experience and Guitar Hero On Tour: Modern Hits™ for the Nintendo DS.

Due to current macroeconomic conditions, Activision Blizzard’s outlook is subject to significant risks and uncertainties including declines in demand for its products, fluctuations in foreign exchange rates, and counterparty risks relating to customers, licensees, licensors and manufacturers. The company’s outlook is also based on assumptions about sell through rates for its products, the new slate of products and progress in integrating operations following the company’s recent business combination between Activision, Inc. and Vivendi Games, Inc.  As a result of these and other factors, including any complications related to the transition of Blizzard Entertainment’s World of Warcraft in China from the current licensee to NetEase, actual results may deviate materially from the outlook presented below.

For calendar 2009, Activision Blizzard is raising its outlook for GAAP net revenues to $4.3 billion, and GAAP earnings per diluted share of $0.24, as compared to the company’s prior calendar year 2009 GAAP outlook of $4.2 billion in net revenues and $0.22 earnings per diluted share.  On a non-GAAP basis, the company now expects net revenues of $4.8 billion  for the calendar year, as compared to its prior non-GAAP net revenue outlook of $4.7 billion. The revenue outlook includes a reduction in revenue from the company’s lower margin distribution and co-publishing businesses and a negative year-over-year impact from a stronger dollar.  On a constant exchange rate basis, however, the company expects another year of non-GAAP net revenue growth. The company’s non-GAAP earnings per diluted share are expected to be $0.63 for the calendar year, as compared with its prior non-GAAP calendar year outlook of $0.61 earnings per diluted share.

For the second quarter 2009, Activision Blizzard expects GAAP net revenues of $1.0 billion, and GAAP earnings per diluted share of $0.10. On a non-GAAP basis, the company expects net revenues of $775 million and $0.06 earnings per diluted share for the second quarter.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2009 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 719-325-4798 in the U.S.

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP): the impact of the change in deferred net revenues and related cost of sales; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which is the operating results of products and operations from the historical Vivendi Games, Inc. businesses that the company has exited or is winding down); one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination; and the associated tax benefits.

As online functionality becomes a more important component of gameplay, certain of  the company’s online-enabled games for certain platforms contain a more-than-inconsequential separate service deliverable in addition to the product, and the company’s performance obligations for these games extend beyond the sale of the games. Vendor-specific objective evidence of fair value does not exist for the online services, as the company does not separately charge for this component of online-enabled games. As a result, the company recognizes all of the revenues from the sale of these games ratably over the estimated service period. In addition, the company defers the cost of sales of these titles to match revenues.

Revenue related to the sale of Blizzard Entertainment’s World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, is deferred and recognized ratably over the estimated subscription life beginning upon activation of the software and delivery of the services.

As a consequence, the company’s non-GAAP results exclude the impact of the change in deferred revenues and related cost of sales associated with certain of the company’s online-enabled games for certain of the Microsoft, Sony, Nintendo and PC platforms and for World of Warcraft boxed software, including the sale of expansion packs and other ancillary revenues, to provide comparable year-over-year performance.

Management believes that the use of non-GAAP measures that eliminate the impact of the change in deferred revenues and related cost of sales in its operating results is important when evaluating Activision Blizzard’s operating performance, and when planning, forecasting and analyzing future periods.

Management also believes that non-GAAP measures that exclude Activision Blizzard’s non-core exit operations, one-time costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities), the amortization of intangibles and the associated changes in cost of sales resulting from purchase price accounting adjustments from the business combination, provides a better comparison to prior periods in which Activision, Inc. and Vivendi Games, Inc. were operating as stand-alone companies, and that the resulting effects arising from the business combination do not affect the on-going economics of the combined entity. Management also believes that excluding expenses related to share-based payments provides more comparable operating performance results. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and helps investors to better understand the results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures as they do not reflect net revenues, net income (loss), earnings (loss) per share and operating margin as determined in accordance with GAAP, and may reduce comparability with other companies that calculate similar non-GAAP measures differently.  Management compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation which indicates and describes the adjustments made.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Comparable-Basis Presentation by Segment – Non-GAAP Comparable Measures

On July 9, 2008, the business combination between Activision, Inc. and Vivendi Games, Inc. was consummated.  As a result of the consummation of the business combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the business combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the business combination is treated as a “reverse acquisition,” with Vivendi Games, Inc. deemed to be the accounting acquirer.  As a result, the historical financial statements of Activision Blizzard prior to July 9, 2008 are those of Vivendi Games, Inc. and  the results of Activision, Inc.  prior to July 9, 2008 are not included as part of Activision Blizzard’s historical financial statements.

As one means of analyzing Activision Blizzard’s performance, the company presents data that combines: (1) the company’s results after July 9, 2008, (2) Vivendi Games, Inc.’s results prior to July 9, 2008 and (3) Activision, Inc.’s results prior to July 9, 2008.  Management uses information prepared on this comparable basis internally to compare results and believes that this presentation provides investors with additional useful information to understand the company’s performance on a year-over-year comparable basis.  However, the data is not presented in accordance with GAAP and is not presented in accordance with Article 11 of Regulation S-X relating to pro forma financial statements.

The non-GAAP information presented should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The following data is presented in the attachments to this press release:

•                  Non-GAAP Comparable Basis Segment Net Revenues for the three months ended March 31, 2009 and 2008

•                  Non-GAAP Comparable Basis Segment Operating Income (Loss) for the three months ended March 31, 2009 and 2008

In conjunction with the business combination, Activision Blizzard changed the manner in which senior management assesses the operating performance of, and allocates resources to, its operating segments.  As a result, the company now operates in four segments:

i.                  Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination;

ii.               Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries publishing traditional games and online subscription-based games in the MMORPG category;

iii.            Distribution —  distribution of interactive entertainment software and hardware products; and

iv.           Activision Blizzard’s non-core exit operations (“Non-Core”) — Vivendi Games’ divisions or business units that the company has exited or is winding down as part of its restructuring and integration efforts as a result of the business combination.

Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

With respect to periods prior to July 9, 2008, results for historical Activision, Inc. are reported in the Activision and Distribution segments. In addition, as a result of the change in operating and reporting segments, all prior period segment information has been restated to conform to this new financial statement presentation.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console and handheld game publisher with leading market positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Australia, Russia, South Korea , China, and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, any difficulties experienced during the transition of World of Warcraft in China from the current licensee to NetEase, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors, licensees, licensors and third-party developers, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in completing the integration of the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined Company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated, and the other  factors  identified in the risk factors section of Activision Blizzard’s annual report on Form 10-K for the year ended December 31, 2008. The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Quarter ended March 31,
	2009	2008 (1)

Net revenues:
Product sales	$690	$61
Subscription, licensing and other revenues	291	264
Total net revenues	981	325

Costs and expenses:
Cost of sales - product costs	296	35
Cost of sales - software royalties and amortization	72	21
Cost of sales - intellectual property licenses	64	2
Cost of sales - massively multi-player online role playing game (“MMORPG”)	52	49
Product development	117	104
Sales and marketing	83	27
General and administrative	103	24
Restructuring costs	15	—
Total costs and expenses	802	262
Operating income	179	63
Investment income, net	10	2
Income before income tax provision	189	65
Income tax provision	—	22
Net income	$189	$43

Basic earnings per common share	$0.14	$0.07
Weighted average common shares outstanding	1,308	591

Diluted earnings per common share	$0.14	$0.07
Weighted average common shares outstanding assuming dilution	1,359	591

(1) On July 9, 2008, a business combination (the “Business Combination”) by and among Activision, Inc., Sego Merger Corporation, a wholly-owned subsidiary of Activision, Inc., Vivendi S.A. (“Vivendi”), VGAC LLC, a wholly-owned subsidiary of Vivendi (“VGAC”), and Vivendi Games, Inc., a wholly-owned subsidiary of VGAC (“Vivendi Games” or “VG”), was consummated.  As a result of the consummation of the Business Combination, Activision, Inc. was renamed Activision Blizzard, Inc.

For accounting purposes, because the Business Combination resulted in Vivendi obtaining control of Activision, Inc. through the acquisition of a majority of common stock of Activision, Inc., the Business Combination is treated as a “reverse acquisition,” with Vivendi Games deemed to be the acquirer.  As a result, (i) the historical financial statements of the company prior to July 9, 2008 are those of Vivendi Games, Inc. and (ii) the results of Activision, Inc. prior to July 9, 2008 are not included as part of the company’s historical financial statements.

Further, earnings per share for periods prior to the Business Combination are retrospectively adjusted to reflect the number of equivalent shares received by Vivendi, former parent of Vivendi Games, Inc.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,988	$2,958
Short-term investments	42	44
Accounts receivable, net	185	1,210
Inventories	230	262
Software development	245	235
Intellectual property licenses	35	35
Deferred income taxes, net	571	536
Intangible assets, net	4	14
Other current assets	210	201
Total current assets	4,510	5,495
Long-term investments	79	78
Software development	6	1
Intellectual property licenses	5	5
Property and equipment, net	138	149
Other assets	23	30
Intangible assets, net	1,244	1,283
Trade names	433	433
Goodwill	7,213	7,227
Total assets	$13,651	$14,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$163	$555
Deferred revenues	647	923
Accrued expenses and other liabilities	504	842
Total current liabilities	1,314	2,320
Deferred income taxes, net	708	615
Other liabilities	181	239
Total liabilities	2,203	3,174

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,218	12,170
Treasury stock	(439)	(126)
Accumulated deficit	(285)	(474)
Accumulated other comprehensive loss	(46)	(43)
Total shareholders’ equity	11,448	11,527
Total liabilities and shareholders’ equity	$13,651	$14,701

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(Amounts in millions, except per share data)

Quarter ended March 31, 2009		Net Revenues	Cost of Sales - Product costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual property licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring Costs	Total Costs and Expenses
GAAP Measurement		$981	$296	$72	$64	$52	$117	$83	$103	$15	$802
Less: Changes in deferred net revenues and related cost of sales	(a)	(256)	(57)	(23)	(9)	—	—	—	—	—	(89)
Less: Equity-based compensation (including purchase price accounting related adjustments)	(b)	—	—	(4)	—	—	(9)	(3)	(12)	—	(28)
Less: Results of Activision Blizzard’s non-core exit operations	(c)	(1)	—	—	—	—	3	(2)	(6)	—	(5)
Less: One time costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(14)	(15)	(29)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(1)	(17)	(27)	—	—	—	(1)	—	(46)
											—
Non-GAAP Measurement		$724	$238	$28	$28	$52	$111	$78	$70	$—	$605

Quarter ended March 31, 2009		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$179	$189	$0.14	$0.14
Less: Changes in deferred net revenues and related cost of sales	(a)	(167)	(134)	(0.09)	(0.09)
Less: Equity-based compensation (including purchase price accounting related adjustments)	(b)	28	17	0.01	0.01
Less: Results of Activision Blizzard’s non-core exit operations	(c)	4	3	—	—
Less: One time costs related to the Business Combination, integration and restructuring	(d)	29	17	0.01	0.01
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	46	19	0.01	0.01

Non-GAAP Measurement		$119	$111	$0.08	$0.08

(a)	Reflects the net change in deferred net revenues and related cost of sales.
(b)	Includes expense related to share-based compensation under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”
(c)	Reflects the results of products and operations from the historical Vivendi Games businesses that the Company has exited or is winding down.
(d)

Reflects one-time costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e)	Reflects amortization of intangible assets, and the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(Amounts in millions, except per share data)

Quarter ended March 31, 2008		Net Revenues	Cost of Sales - Product costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual property licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring costs	Total Costs and Expenses
GAAP Measurement		$325	$35	$21	$2	$49	$104	$27	$24	$—	$262
Less: Changes in deferred net revenues and related cost of sales	(a)	(2)	—	—	—	—	—	—	—	—	—
Less: Equity-based compensation (including purchase price accounting related adjustments)	(b)	—	—	—	—	(1)	(17)	(1)	11	—	(8)
Less: Results of Activision Blizzard’s non-core exit operations	(c)	(5)	—	(7)	—	—	(35)	(12)	(16)	—	(70)
Less: One time costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	—	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	—	(1)	—	—	—	—	—	—	(1)
		—	—	—	—	—	—	—	—	—
Non-GAAP Measurement		$318	$35	$13	$2	$48	$52	$14	$19	$—	$183

Quarter ended March 31, 2008		Operating Income (Loss)	Net Income (Loss)	Basic Earnings (Loss) per Share	Diluted Earnings (Loss) per Share
GAAP Measurement		$63	$43	$0.07	$0.07
Less: Changes in deferred net revenues and related cost of sales	(a)	(2)	(1)	—	—
Less: Equity-based compensation (including purchase price accounting related adjustments)	(b)	8	5	0.01	0.01
Less: Results of Activision Blizzard’s non-core exit operations	(c)	65	40	0.07	0.07
Less: One time costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	1	1	—	—

Non-GAAP Measurement		$135	$88	$0.15	$0.15

(a)	Reflects the net change in deferred net revenues and related cost of sales.
(b)	Includes expense related to share-based compensation under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.”
(c)	Reflects the results of products and operations from the historical Vivendi Games businesses that the Company has exited or is winding down.
(d)

Reflects one-time costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e)	Reflects amortization of intangible assets, and the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

See explanation above regarding the Company’s practice on reporting non-GAAP financial measures. The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter Ended March 31, 2009

(Amounts in millions)

	Quarter Ended
	March 31, 2009
	Amount	% of Total
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$314	32%
PC and other	46	5
Sony PlayStation 3	131	13
Sony PlayStation 2	40	4
Microsoft Xbox 360	198	20
Nintendo Wii	134	14
Total Console	503	51
Sony PlayStation Portable	6	1
Nintendo Dual Screen	26	3
Total hand-held	32	3
Total Activision and Blizzard	895	91

Total Distribution	85	9
Total net revenues core operations	980	100

Activision Blizzard’s non-core exit operations	1	––
Total consolidated GAAP net revenues	$981	100%

Changes in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	$(33)
PC and other	(17)
Sony PlayStation 3	(71)
Microsoft Xbox 360	(92)
Nintendo Wii	(43)
Total Consoles	(206)
Total changes in deferred net revenues	$(256)

Activision Blizzard’s non-core exit operations (1)	$(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$281	39%
PC and other	29	4
Sony PlayStation 3	60	8
Sony PlayStation 2	40	6
Microsoft Xbox 360	106	15
Nintendo Wii	91	13
Total Console	297	41
Sony PlayStation Portable	6	1
Nintendo Dual Screen	26	4
Total Hand-held	32	4
Total Activision and Blizzard	639	88

Total Distribution	85	12
Total non-GAAP net revenues	$724	100%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of change in deferred net revenues and Activision Blizzard’s non-core exit operations.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Quarter Ended March 31, 2009

(Amounts in millions)

	Quarter Ended
	March 31, 2009
	Amount	% of Total
GAAP Net Revenues by Geographic Region
North America	$524	53%
Europe	392	40
Asia Pacific	64	7
Total net revenues core operations	980	100

Activision Blizzard’s non-core exit operations	1	––
Total consolidated GAAP net revenues	$981	100%

Changes in deferred Net Revenues (1)
North America	$(150)
Europe	(99)
Asia Pacific	(7)
Total changes in net revenues	$(256)

Activision Blizzard’s non-core exit operations (1)	$(1)

Non-GAAP Net Revenues by Geographic Region
North America	$374	52%
Europe	293	40
Asia Pacific	57	8
Total non-GAAP net revenues	$724	100

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of change in deferred net revenues and Activision Blizzard’s non-core exit operations.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended March 31, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Net Revenues (amounts in millions)

						Segments /
Three months ended March 31, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total
Segment net revenues	$348	$291	$85	$724	$1	$725

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						256

Consolidated net revenues (GAAP)						$981

Non-GAAP comparable basis segment net revenues	$348	$291	$85	$724

						Segments /
Three months ended March 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total
Segment net revenues (VG only)	$38	$280	$—	$318	$5	$323

Reconciliation to GAAP consolidated net revenues
- Net effect from deferral of net revenues						2

Consolidated net revenues (GAAP)						$325

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the three months ended March 31, 2008
Segment net revenues	513	—	89	602

Non-GAAP comparable basis segment net revenues	$551	$280	$89	$920
- Change in comparable basis — three months ended March 31, 2009 vs. 2008				-21%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries publishing  traditional games and online subscription-based games in the MMORPG category.

(iii) Distribution —  distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — presents Vivendi Games’ divisions or business units that the company has exited or is winding down as part of its restructuring and integration efforts as a result of the business combination.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Three Months Ended March 31, 2009 and 2008

GAAP to Non-GAAP Reconciliations

Segment Information - Comparable Basis Operating Income (Loss) (amounts in millions)

						Segments /
Three months ended March 31, 2009	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss)	$(27)	$143	$3	$119	$(4)	$115

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales						167
- Stock-based compensation expense						(28)
- Restructuring expense						(15)
- Amortization of intangible assets and purchase price accounting related adjustments						(46)
- Integration and transaction costs						(14)

Consolidated operating income (loss) (GAAP)						$179

Non-GAAP comparable basis segment operating income (loss)	$(27)	$143	$3	$119

						Segments /
Three months ended March 31, 2008	Activision (i)	Blizzard (ii)	Distribution (iii)	Core (iv)	Non-Core (v)	Consolidated Total

Segment operating income (loss) (VG only)	$(19)	$154	$—	$135	$(65)	$70

Reconciliation to GAAP consolidated operating income (loss)
- Net effect from deferral of net revenues and related cost of sales						2
- Stock-based compensation expense						(8)
- Amortization of intangible assets and purchase price accounting related adjustments						(1)

Consolidated operating income (loss) (GAAP)						$63

Comparable Presentation Adjustment:
Including Activision, Inc. prior periods for the three months ended March 31, 2008
Segment operating income (loss)	69	—	3	72	—	72
Reconciliation to consolidated operating income (loss)
- Stock-based compensation						(18)
Consolidated operating income (loss)						$54

Non-GAAP comparable basis segment operating income (loss)	$50	$154	$3	$207
- Change in comparable basis — three months ended March 31, 2009 vs. 2008				-43%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals, which includes the Activision business conducted by Activision, Inc. prior to the business combination and certain studios, assets, and titles previously included in Vivendi Games’ “Sierra Entertainment” operating segment prior to the business combination.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries publishing  traditional games and online subscription-based games in the MMORPG category.

(iii) Distribution —  distribution of interactive entertainment software and hardware products.

(iv) Activision, Blizzard and Distribution are referred to collectively as Activision Blizzard Inc.’s core operations (“Core”).

(v) Activision Blizzard’s non-core exit operations (“Non-Core”) — presents Vivendi Games’ divisions or business units that the company has exited or is winding down as part of its restructuring and integration efforts as a result of the business combination.

Activision Blizzard Outlook

For the Quarter Ending June 30, 2009 and Year Ending

December 31, 2009

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for	Outlook for
	Quarter Ending	Year Ending
	June 30, 2009	December 31, 2009

Net Revenues (GAAP)	$1,000	$4,300

Excluding the impacts of:
Change in deferred net revenues	(225)	500	(a)

Non-GAAP Net Revenues	$775	$4,800

Earnings Per Diluted Share (GAAP)	$0.10	$0.24

Excluding the impacts of:
Change in deferred net revenues and related cost of sales	(0.09)	0.16	(b)
Equity based compensation (including purchase price accounting related adjustments)	0.02	0.08	(c)
Results of products and operations that the company has exited or is winding down	0.00	0.01	(d)
One time costs related to the Business Combination, integration and restructuring	0.01	0.02	(e)
Amortization of intangible assets and purchase price accounting related adjustments	0.02	0.12	(f)

Non-GAAP Earnings Per Diluted Share	$0.06	$0.63

(a)	Reflects the net change in deferred net revenues.
(b)	Reflects the net change in deferred net revenues and related cost of sales.
(c)

Reflects equity based compensation costs, including the increase in fair value associated with the historical Activision stock awards as part of the purchase price accounting adjustments. Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)	Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited or is winding down and exit costs from the cancellation of projects.
(e)

Reflects one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs and facility exit costs.

(f)	Reflects amortization of intangible assets, the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.